INTER-AFFILIATE TRANSFER AGREEMENT
                          LEGG MASON OPPORTUNITY TRUST

         This Inter-Affiliate Transfer Agreement ("Transfer Agreement") is made as of the 1st day of April, 2005 by and among Legg Mason Investment Trust, Inc. ("Investment Trust"), a Maryland corporation, on behalf of Legg Mason Opportunity Trust ("Fund"), LMM LLC ("Manager"), a Delaware limited liability company, Legg Mason Funds Management, Inc. ("LMFM"), a Maryland corporation, and Legg Mason Capital Management, Inc. ("LMCM"), a Maryland corporation.

                                    Recitals

         The Fund is a series of Investment Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         Manager provides investment advisory, management, and administrative services to the Fund pursuant to a Management Agreement dated December 23, 1999 between Investment Trust, on behalf of the Fund, and Manager; and

         Manager and LMFM are parties to an Investment Advisory Agreement dated August 1, 2000 (the "Advisory Agreement") pursuant to which LMFM provides certain investment advisory services to Manager in connection with Manager's management of the Fund; and

         LMFM and LMCM are affiliated by virtue of being wholly owned subsidiaries of Legg Mason, Inc. and sharing common officers, directors, and employees; and

         LMFM desires to transfer its duties and obligations under the Management Agreement to LMCM, and LMCM is willing to accept the transfer and assume the duties and obligations under the Management Agreement on the terms and conditions set forth herein; and

         Investment Trust, on behalf of the Fund, and Manager have agreed to the proposed transfer;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Transfer and Assumption. The parties agree that the terms and conditions of the Advisory Agreement are incorporated herein by reference. Effective April 1, 2005, LMFM hereby transfers, conveys and sets over all of its rights, interests, claims and entitlements under the Advisory Agreement to LMCM and to its successors and permitted assigns, to have and to hold the same forever, it being understood that such transfer, conveyance and set over will not result in the automatic termination of the Advisory Agreement as a result of an "assignment" within the meaning set forth in the 1940 Act and the regulations thereunder. LMCM hereby undertakes, assumes, and agrees to perform or otherwise discharge when due all covenants, liabilities, duties and obligations of LMFM under or in connection with or arising out of the Advisory Agreement. Except as expressly herein provided, this Transfer Agreement shall not be construed to modify, terminate or merge any rights any party to the Advisory Agreement has pursuant to the terms thereof, and the parties hereby confirm all of the terms and provisions of the Advisory Agreement as remaining in full force and effect.

2. Consent. Investment Trust, on behalf of the Fund, and LMM hereby consent and agree to the foregoing transfer and assumption.

3. Further Assurances. Each of the parties agrees to execute and deliver, at its own expense, such further documents, and to do such further things, as another party may reasonably request in order to more fully effectuate the transactions contemplated by this Transfer Agreement.

4. Governing Law. This Transfer Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regards to its conflict of laws provisions.

5. Counterparts. This Transfer Agreement may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument, and any of the parties hereto may execute this Transfer Agreement by signing any such counterpart.

















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         IN WITNESS WHEREOF, the parties hereto have caused this Transfer
Agreement to be executed by their respective officers, or other authorized signatories, as of the date first above written.

ATTEST:                                         LEGG MASON INVESTMENT TRUST, INC
                                                On behalf of Legg Mason
                                                Opportunity Trust



By: /s/ Richard Wachterman                      By:      /s/ Gregory T. Merz
    ----------------------------------                   -------------------
                                                         Name: Gregory Merz
                                                               ------------
                                                         Title: Vice President
                                                                ----------------


ATTEST:                                         LMM LLC



By: /s/ Neil O'Callaghan                        By:      /s/ Jennifer Murphy
    ----------------------------------                   -------------------
                                                         Name: Jennifer Murphy
                                                               ---------------
                                                 Title: Chief Operations Officer
                                                        ------------------------


ATTEST:                                        LEGG MASON FUNDS MANAGEMENT, INC.



By: /s/ Neil O'Callaghan                        By:      /s/ Andrew J. Bowden
    ----------------------------------                   --------------------
                                                         Name: Andrew J. Bowden
                                                               ----------------
                                                    Title: Senior Vice President
                                                           ---------------------


ATTEST:                                      LEGG MASON CAPITAL MANAGEMENT, INC.



By: /s/ Neil O'Callaghan                        By:      /s/ Andrew J. Bowden
    ----------------------------------                   --------------------
                                                         Name: Andrew J. Bowden
                                                               ----------------
                                                    Title: Senior Vice President
                                                           ---------------------




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